Exhibit 10.4

MANAGEMENT AGREEMENT
among
DIGITALBRIDGE ISSUER, LLC
DIGITALBRIDGE CO-ISSUER, LLC
and
DIGITALBRIDGE HOLDINGS 1, LLC
DIGITALBRIDGE HOLDINGS 2, LLC
DIGITALBRIDGE HOLDINGS 3, LLC,
as Owners
and
COLONY CAPITAL INVESTMENT HOLDCO, LLC,
as Manager

Dated as of July 9, 2021

TABLE OF CONTENTS

LIST OF EXHIBITS
Exhibit A    –    Form of Monthly Report

i

MANAGEMENT AGREEMENT
THIS MANAGEMENT AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is entered into as of July 9, 2021 (the “Effective Date”), by and among DigitalBridge Issuer, LLC, a Delaware limited liability company (the “Issuer”), DigitalBridge Co-Issuer, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), and each of the entities listed on the signature pages hereto under the heading “Initial Owners” (collectively, the “Initial Owners” and together with any entity that becomes a party hereto after the date hereof as an “Additional Owner”, the “Owners”) and Colony Capital Investment Holdco, LLC, a Delaware limited liability company (the “Manager”).
SECTION 1.   Definitions.
(a)    Defined Terms. All capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Indenture. As used in this Agreement, the following terms shall have the following meanings:
“Additional Owner” shall have the meaning ascribed to it in the preamble hereto.
“Administrative Services” shall have the meaning ascribed to it in Section 4(a).
“Available Funds” shall have the meaning ascribed to it in Section 23(e)(iii).
“Agreement” shall have the meaning ascribed to it in the preamble hereto.
“Co-Issuer” shall have the meaning ascribed to it in the preamble hereto.
“Co-Issuers” shall have the meaning ascribed to it in the preamble hereto.
“Collateral Support Services” shall have the meaning ascribed to it in Section 3.
“Effective Date” shall have the meaning ascribed to it in the preamble hereto.
“Indenture” shall mean the Indenture, dated as of the date hereof, among the Co-Issuers, the Initial Owner and Citibank, N.A., as Indenture Trustee.
“Initial Owner” shall have the meaning ascribed to it in the preamble hereto.
“Issuer” shall have the meaning ascribed to it in the preamble hereto.
“Manager” shall have the meaning ascribed to it in the preamble hereto.
“Manager Termination Event” shall have the meaning ascribed to it in Section 19(b).
“Monthly Report” shall have the meaning ascribed to it in Section 3(c).
“Operation Standards” shall mean the standards for the performance of the Services set forth in Section 5.
“Other Management Agreements” shall mean any agreement other than this Agreement pursuant to which the Manager provides services comparable to the Services to another Person.

“Owners” shall have the meaning ascribed to it in the preamble hereto.
“Permitted Investments” shall have the meaning ascribed to it in the Cash Management Agreement.
“Records” shall have the meaning ascribed to it in Section 12.
“Services” shall mean, collectively, the Collateral Support Services and the Administrative Services.
“Term” shall have the meaning ascribed to it in Section 19(a).
“Third Party Receipts” shall the meaning ascribed to it in the Cash Management Agreement.
(b)    Rules of Construction.
Unless the context otherwise requires:
(i)    a term has the meaning assigned to it;
(ii)    accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;
(iii)    “or” is not exclusive;
(iv)    “including” means including without limitation;
(v)    words in the singular include the plural and words in the plural include the singular;
(vi)    all references to “$” or “USD” are to United States dollars;
(vii)    any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;
(viii)    references to a Person are also to its permitted successors and assigns; and
(ix)    the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
SECTION 2.   Appointment. On the terms and conditions set forth herein, each of the Co-Issuers and each Owner hereby engages the Manager to perform the Services described herein. The Manager hereby accepts such engagement. The Manager is an independent contractor, and nothing in this Agreement or in the relationship of the Co-Issuers or any Owner and the Manager shall constitute a partnership, joint venture or any other similar relationship.
SECTION 3.   Collateral Support Services. During the Term, the Manager shall, subject to the terms hereof, perform those functions reasonably necessary to maintain, manage and administer the

Collateral, all in accordance with the Operation Standards (collectively, the “Collateral Support Services”). Without limiting the generality of the foregoing, the Manager will have the specific duties set forth in Sections 3(a) through (d) in relation to the Collateral.
(a)    Managing of Collateral. The Manager shall use commercially reasonable efforts to manage each Owner’s rights associated with the Collateral, including (i) with respect to receiving the Net Fund Fees and distributions on the LP Interests and the Equity Interests, and with respect to the obligation to make capital contributions in connection with the LP Interests and (ii) making determinations with respect to the inclusion of Additional Collateral, subject to the terms of the Transaction Documents, including Section 2.12 of the Indenture.
(b)    Compliance with Law, Etc. The Manager will take such actions within its reasonable control as may be necessary to comply in all material respects with any and all laws, ordinances, orders, rules, regulations, requirements, permits, licenses, and statutes applicable to the Collateral. Without limiting the generality of the foregoing, the Manager shall use commercially reasonable efforts to apply for, obtain and maintain, in the name of the respective Owner, or, if required, in the name of the Manager, the licenses and permits reasonably required for the ownership of the Collateral. The cost of complying with this paragraph shall be the responsibility of the Owners.
(c)    On the day that is four (4) Business Days prior to each Allocation Date, the Manager will furnish to the Co-Issuers and the Indenture Trustee a report (the “Monthly Report”) in substantially the form attached as Exhibit A with respect to the periods specified therein.
(d)    The Manager shall perform such other functions with respect to the Collateral as specifically set forth as responsibilities of the Manager in the Indenture.
SECTION 4.   Administrative Services.
(a)    During the Term of this Agreement, the Manager shall, subject to the terms hereof, provide to the Co-Issuers and each Owner the following administrative services in accordance with the Operation Standards (collectively, the “Administrative Services”):
(i)    clerical, bookkeeping and accounting services, including maintenance of general records of the Co-Issuers and the Owners and the preparation of monthly financial statements, as necessary or appropriate in light of the nature of the Co-Issuers’ and the Owners’ business and the requirements of the Indenture and the other Transaction Documents;
(ii)    maintain accurate books of account and records of the transactions of the Co-Issuers and each Owner, render statements or copies thereof from time to time as reasonably requested by the Co-Issuers or such Owner and assist in all audits of the Co-Issuers and such Owner;
(iii)    prepare and file, or cause to be prepared and filed, all franchise, withholding, income and other tax returns of the Co-Issuers and each Owner required to be filed by it and arrange for any taxes owing by the Co-Issuers and such Owner to be paid to the appropriate authorities out of funds of the Co-Issuers and such Owner available for such purpose, all on a timely basis and in accordance with applicable law;
(iv)    administer the Co-Issuers’ and each Owner’s performance under the Indenture and the other Transaction Documents, including (A) preparing and delivering on behalf of the Co-Issuers and such Owner such (x) opinions of counsel, officers’ certificates, financial statements, reports, notices and other documents as are required under the Indenture and the other Transaction Documents and (y) financing statements and continuation statements necessary to maintain the perfection of the security interest in the Collateral granted under the Transaction Documents and (B) holding, maintaining and preserving the Indenture and the other Transaction Documents and books and records relating to the Indenture and the other Transaction Documents and the transactions contemplated thereby, and making such books and records available for inspection in accordance with the terms of the Indenture and the other Transaction Documents;
(v)    take all actions on behalf of the Co-Issuers and each Owner as may be necessary or appropriate in order for the Co-Issuers and such Owner to remain duly organized and qualified to carry out its business under applicable law, including making all necessary or appropriate filings with federal, state and local authorities under corporate and other applicable statutes; and
(vi)    manage all legal services and litigation instituted by or against the Co-Issuers or any Owner, including retaining on behalf of and for the account of the Co-Issuers or such Owner legal counsel to perform such services as may be necessary or appropriate in connection therewith and negotiating any settlements to be entered into in connection therewith.
(b)    The Co-Issuers and the Owners acknowledge that, for tax purposes, the Manager will allocate the value of its services among the Co-Issuers and the Owners on a basis determined by the Manager in its reasonable discretion and the Co-Issuers and the Owners agree to be bound by such allocation and to file any required tax returns on a basis consistent with such allocation.
SECTION 5.   Operation Standards. The Manager shall perform the Services in accordance with and subject to the terms of the Indenture and the other Transaction Documents, the Managed Fund LP Agreements, the Fund Management Arrangements and applicable law and, to the extent consistent with the foregoing, (i) using the same degree of care, skill, prudence and diligence that the Parent (or any of its Affiliates, including the Fund Managers, as applicable) employed in the management of the Collateral (and similar assets) prior to the date hereof and that the Manager uses for other assets it manages and (ii) with the objective of maximizing revenue and minimizing expenses on the Collateral in a manner similar to prior to the date hereof. The Collateral Support Services shall be of a scope and quality not less than those generally performed by 1professional managers of assets similar in type and quality to the Collateral. The Manager hereby acknowledges that it has received a copy of the Indenture and the other Transaction Documents and agrees to use its best efforts not to take any action or fail to take any action that would cause the Co-Issuers and the Owners to be in default thereunder.
SECTION 6.   Authority of Manager. During the Term, the parties recognize that the Manager will be acting as the exclusive agent and attorney-in-fact of the Co-Issuers and the Owners with regard to the Services described herein. The Co-Issuers and each Owner hereby grant to the Manager the exclusive right and authority, and hereby appoint the Manager as their true and lawful attorney-in-fact, with full authority in the place and stead of the Co-Issuers and such Owner and in the name of the Co-Issuers and such Owner, to negotiate, execute, implement or terminate, as circumstances dictate, for and on behalf of the Co-Issuers and such Owner, any and all approvals, amendments and other instruments, documents, and agreements with respect to the Collateral as the Manager deems necessary or advisable in accordance with the Operation Standards. The Manager will also have the authority to enforce, terminate and compromise disputes relating to all Fund Management Arrangements, and all other agreements and documents, as the Manager deems necessary and desirable. In addition, the Manager will have full discretion in determining whether to commence litigation on behalf of the Co-Issuers or an Owner, and will have full authority to act on behalf of the Co-Issuers and each Owner in any litigation proceedings or
1 NTD – it is unclear how “first-class” would be determined, and the current formulation reflects what is in the OM.

settlement discussions commenced by or against the Co-Issuers or any Owner. The Co-Issuers and each Owner shall promptly execute such other or further documents as the Manager may from time to time reasonably request to more completely effect or evidence the authority of the Manager hereunder, including the delivery of such powers of attorney (or other similar authorizations) as the Manager may reasonably request to enable it to carry out the Services hereunder. Notwithstanding anything herein to the contrary, the Manager shall not have the right or power, and in no event shall it have any obligation, to institute, or to join any other Person in instituting, or to authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof with respect to the Co-Issuers or any Owner.
SECTION 7.   Receipts. The Manager shall direct all Receipts to be paid to a Control Account as required by the Cash Management Agreement and the other Transaction Documents. If the Manager receives any Receipts directly, it shall cause such Receipts to be deposited into a Control Account (or to the Collection Account, to the extent required by the Indenture) within two (2) Business Days of identifying such Receipts. If the Manager identifies any amounts paid to or deposited in a Control Account or the Collection Account that constitute Third Party Receipts, it shall cause such amounts to be withdrawn from such Control Account in accordance with the applicable Account Control Agreement or withdrawn from the Collection Account in accordance with the Cash Management Agreement, in each case within two (2) Business Days of identifying such Third Party Receipts. The Manager acknowledges that the Owners are obligated under the Transaction Documents to remit payments that constitute Receipts directly to a Control Account. The Manager agrees to comply with such requirements and directions, and the Manager agrees to give no direction to any Person in contravention of such requirements or directions, nor otherwise cause any Receipts to be paid to the Owners, the Manager, or any other Person, whether at the direction of the Owners or otherwise. The Manager hereby disclaims any and all interests in the Collection Account, any Reserve Account and any Control Account and in any of the Receipts. Upon written notice from the Indenture Trustee that an Event of Default has occurred, the Manager agrees to apply Receipts as instructed by the Indenture Trustee.
SECTION 8.   [Reserved].
SECTION 9.   [Reserved].
SECTION 10.   Compensation. In consideration of the Manager’s agreement to perform the Services during the Term, the Co-Issuers and the Owners hereby jointly and severally agree to pay to the Manager the Administrative Fee for each Monthly Collection Period. The Administrative Fee for each Monthly Collection Period shall be payable to the Manager, solely from the Collection Account pursuant to clause (iv) of Section 5.01(a) of the Indenture on the Allocation Date with respect to such Monthly Collection Period. Upon the termination of this Agreement as set forth in Section 19, the Manager shall be entitled to receive, on the next succeeding Allocation Date, the portion of the Administrative Fee which was earned by the Manager through the effective date of such termination (such earned portion being equal to the product of (a) the Administrative Fee that would have been payable for the Monthly Collection Period in which such termination occurred had this Agreement remained in effect multiplied by (b) a fraction, the numerator of which is the number of days in such Monthly Collection Period through the effective date of such termination, and the denominator of which is the total number of days in such Monthly Collection Period). The Manager shall be entitled to no other fees or payments from the Co-Issuers or the Owners as a result of the termination of this Agreement in accordance with the terms hereof. All expenses necessary to the performance of the Manager’s duties shall be paid from the Manager’s own funds.

SECTION 11.   Employees. The Manager shall employ, supervise and pay (or contract or otherwise arrange with a third party, including an Affiliate of the Manager, to provide, supervise and pay) at all times a sufficient number of capable employees as may be necessary for the Manager to perform the Services hereunder in accordance with the Operation Standards. All employees of Manager will be employed at the sole cost of the Manager. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees shall be the sole responsibility of the Manager. In no circumstance shall employees of the Manager or a third party be treated as employees of the Co-Issuers or the Owners. To the extent the Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name and not as an agent for the Co-Issuers or any Owner. The Manager or any third party with whom the Manager contracts for employees shall comply in all material respects with all applicable laws and regulations related to workers’ compensation, social security, ERISA, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. The Manager is independently engaged in the business of performing management and operation services as an independent contractor. All employment arrangements shall therefore be solely the Manager’s concern and responsibility, and the Co-Issuers and the Owners shall have no liability with respect thereto.
SECTION 12.   Books, Records and Inspections. The Manager shall, on behalf of the Owners, keep (or cause to be kept) such materially accurate and complete books and records pertaining to the Collateral and the Services as may be necessary or appropriate under the Operation Standards. Such books and records shall include certain information with respect to the Managed Funds, corporate records, monthly summaries of all collections, and other documents and papers pertaining to the Collateral. All such books and records (“Records”) shall be kept in an organized fashion and in a secure location. During the Term, the Manager shall afford to the Owners, the Controlling Class Representative and the Indenture Trustee (or a designee of the Indenture Trustee) access to any Records relating to the Collateral and the Services within its control, except to the extent it is prohibited from doing so by applicable law or the terms of any applicable obligation of confidentiality or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Owners. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Manager designated by it.
SECTION 13.   [Reserved].
SECTION 14.   [Reserved].
SECTION 15.   Cooperation. Each of the Co-Issuers, each Owner and the Manager shall cooperate with the other parties hereto in connection with the performance of any responsibility required hereunder, under the Transaction Documents or otherwise related to the Collateral or the Services. In the case of the Co-Issuers and the Owners, such cooperation shall include (i) executing such documents and/or performing such acts as may be required to protect, preserve, enhance, or maintain the Collateral, and (ii) providing to the Manager such other information as Manager considers reasonably necessary for the effective performance of the Services. In the case of the Manager, such cooperation shall include cooperating with the Indenture Trustee, the Controlling Class Representative, potential purchasers of any of the Collateral, appraisers, sellers of Collateral, auditors and their respective agents and representatives, with the view that such parties shall be able to perform their duties efficiently and without interference.
SECTION 16.   Representations and Warranties of Manager. The Manager makes the following representations and warranties to the Owners all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a)    The Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    The Manager’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Manager’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.
(c)    The Manager has the full power and authority to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.
(d)    This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Manager, enforceable against the Manager in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
(e)    The Manager is not in violation of, and its execution and delivery of, performance under, and compliance with, this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Manager’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Manager to perform its obligations under this Agreement or the financial condition of the Manager.
(f)    The Manager’s execution and delivery of, performance under and compliance with, this Agreement do not breach or result in a violation of, or default under, any material indenture, mortgage, deed of trust, agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager are subject.
(g)    No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Manager of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.
(h)    No litigation is pending or, to the best of the Manager’s knowledge, threatened against the Manager that, if determined adversely to the Manager, would prohibit the Manager from entering into this Agreement or that, in the Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Manager to perform its obligations under this Agreement or the financial condition of the Manager.
SECTION 17.   Representations and Warranties of Owners. Each Owner makes, at the time such Owner becomes a Party hereto, the following representations and warranties to the Manager, all of which shall survive the execution, delivery, performance or termination of this Agreement:
(a)    Such Owner is a corporation, limited liability company, partnership or trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)    Such Owner’s execution and delivery of, performance under, and compliance with this Agreement, will not violate such Owner’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.
(c)    Such Owner has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.
(d)    This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Owner, enforceable against such Owner in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
(e)    Such Owner is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Owner’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Owner to perform its obligations under this Agreement or the financial condition of such Owner.
(f)    No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Owner of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.
(g)    No litigation is pending or, to the best of such Owner’s knowledge, threatened against such Owner that, if determined adversely to such Owner, would prohibit such Owner from entering into this Agreement or that, in such Owner’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Owner to perform its obligations under this Agreement or the financial condition of such Owner.
SECTION 18.   Removal or Acquisition of Collateral; Additional Owners. If during the Term of this Agreement an Owner assigns, disposes of or otherwise transfers all of its right, title and interest in and to any Collateral to a Person other than another Owner or the Indenture Trustee or a designee of the Indenture Trustee (in accordance with the provisions of the Indenture), or otherwise ceases to have an interest in any Collateral, this Agreement shall terminate (as to that Collateral only) on the date of such assignment, disposition or transfer. Upon the termination of this Agreement as to any Collateral, the Manager and the Owners shall be released and discharged from all liability hereunder with respect to such Collateral for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive such termination) and the Manager shall have no further obligation to perform any Collateral Support Services with respect thereto from and after such date. In addition, the Owners may at any time add Collateral in connection with an addition permitted under the terms of the Indenture and other Transaction Documents. Upon such addition, the Manager shall assume responsibility for the performance of the Collateral Support Services hereunder with respect to such Collateral. In addition, effective upon the accession to the Indenture of an Additional Asset Entity, such Additional Asset Entity shall become a party hereto as an “Additional Owner” and the

Additional Obligor Collateral of such Additional Asset Entity shall become Collateral managed hereunder, whereupon the Manager shall assume responsibility for the performance of the Collateral Support Services hereunder with respect to such Collateral and Administrative Services with respect to such Additional Owner.
SECTION 19.   Term of Agreement.
(a)    Term. This Agreement shall be in effect during the period (the “Term”) commencing on the date hereof and ending at 5:00 P.M. (New York time) on August 31, 2021. The Term under this Agreement shall automatically renew for successive one (1) month periods on the last day of each calendar month, unless terminated by the Co-Issuers or the Indenture Trustee, acting at the direction of the Controlling Class Representative, following the occurrence and continuation of a Manager Termination Event pursuant to paragraph (b) of this Section 19 or automatically terminated in accordance with paragraph (c) of this Section 19. The Manager shall be obligated to continue to serve in such capacity, unless and until the Manager is terminated in such manner, it becomes unlawful for the Manager to continue to act in such capacity or the Manager is permitted to resign in accordance with paragraph (d) of this Section 19.
(b)    Termination for Cause. The Co-Issuers or the Indenture Trustee, acting at the direction of the Controlling Class Representative (or, if none, the Majority Noteholders), shall have the right to terminate this Agreement and require that the Manager be replaced with an Acceptable Manager, upon the earliest to occur of any one or more of the following events (each, a “Manager Termination Event”): (i) the declaration of an Event of Default, (ii) the DSCR is less than 1.10x as of the end of any calendar quarter and the Indenture Trustee (acting solely at the direction of the Controlling Class Representative) reasonably determines that such decline in the DSCR is primarily attributable to acts or omissions of the Manager, (iii) the Manager engages in fraud, gross negligence or willful misconduct in connection with its performance under this Agreement, (iv) so long as any affiliate of the Parent is the Manager, at any time at which (x) the arrangements with the Fund Fee Investor are no longer effective and (y) a Cash Trap Condition is continuing, the expenses (excluding any taxes and placement fees) deducted from the Net Fund Fee Amount for any two successive Quarterly Collection Periods exceed 50% of the fee related earnings received by the Parent during such Quarterly Periods, (v) a Key Person Event (as defined in any Managed Fund LP Agreement) occurs and remains uncured for 180 days (or such longer period as may be provided for cure in such Managed Fund LP Agreement), or (vi) a default on the part of the Manager in the performance of its obligations under this Agreement. Each event described in clauses (iii) and (vi) above is only a Manager Termination Event if such event could reasonably be expected to have a Material Adverse Effect and remains unremedied for thirty (30) days after the Manager receives written notice thereof from the Indenture Trustee (acting solely at the direction of the Controlling Class Representative); provided, however, if such default is reasonably susceptible of cure, but not within such 30-day period, then the Manager may be permitted up to an additional sixty (60) days to cure such default, provided that the Manager diligently and continuously pursues such cure.
(c)    Automatic Termination for Bankruptcy, Etc. If the Manager or any Owner files a petition for bankruptcy, reorganization or arrangement, or makes an assignment for the benefit of the creditors or takes advantage of any insolvency or similar law, or if a receiver or trustee is appointed for the assets or business of the Manager or any Owner and is not discharged within ninety (90) days after such appointment, then this Agreement shall terminate automatically; provided that if any such event shall occur with respect to less than all of the Owners, then this Agreement will terminate solely with respect to the Owner or Owners for which such event has occurred and the respective Collateral owned, licensed or managed by such Owner(s). Upon the termination of this Agreement as to a particular Owner, the Manager and such Owner shall be released and discharged from all liability hereunder for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive any termination) and the Manager shall have no further obligation to perform any Services for such Owner or any Collateral owned by such Owner from and after such date.
(d)    Resignation By Manager. Unless and until the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been paid in full, the Manager shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law. Any such determination under clause (i) above permitting the resignation of the Manager shall be evidenced by an opinion of counsel (who is not an employee of the Manager) to such effect delivered, and in form and substance reasonably satisfactory, to the Co-Issuers and the Indenture Trustee. From and after the date on which the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been paid in full, the Manager shall have the right in its sole and absolute discretion, upon thirty (30) days prior written notice to the Co-Issuers and the Indenture Trustee, to resign at any time from the obligations and duties hereby imposed on it. This Agreement shall terminate on the effective date of any resignation of the Manager permitted under this paragraph (d).
(e)    Replacement of Manager. Any replacement of the Manager shall be an entity selected by the Controlling Class Representative, and, unless such replacement is a direct or indirect wholly-owned subsidiary or affiliate of the Parent, will be the subject of Rating Agency Confirmation. The terms and conditions on which the replacement Manager performs its services (including its administrative fee) may vary from those set forth in this Agreement.
SECTION 20.   Duties Upon Termination. Upon the expiration of the Term or the termination of this Agreement, the Manager shall have no further right to act for any Owner and shall promptly (i) deliver to the Co-Issuers or its designee all Receipts received after such termination, and (ii) deliver to the Co-Issuers or its designee all books, files, abstracts, contracts, information with respect to the Managed Funds, materials and supplies, budgets and other Records relating to the Collateral or the performance of the Services. The Manager shall also, for a period of ninety (90) days after such termination, make itself available to consult with and advise the Owners in order to facilitate an orderly transition of management to a new manager of the Collateral. This Section 20 shall survive the termination of this Agreement (whether in whole or part).
SECTION 21.   Indemnities.
(a)    Subject to Section 23(g), the Co-Issuers and the Owners, jointly and severally, agree to indemnify, defend and hold the Manager harmless from and against, any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way relating to the Collateral, the Manager’s performance of the Services hereunder, or the exercise by the Manager of the powers or authorities herein or hereafter granted to the Manager, except for those actions, omissions and breaches of the Manager in relation to which the Manager has agreed to indemnify the Co-Issuers and the Owners pursuant to Section 21(b).
(b)    Subject to Section 23(g), the Manager agrees to indemnify, defend and hold the Co-Issuers and the Owners harmless from and against any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way arising out of (i) any acts or omissions of the Manager or its agents, officers or employees in the performance of the Services hereunder constituting fraud, negligence or willful misconduct or (ii) any material breach of any representation or warranty made by the Manager hereunder.
(c)    “Indemnified Party” and “Indemnitor” shall mean the Manager (and its employees, directors, officers, agents, representatives and shareholders) and the Co-Issuers and the Owners, respectively, as to Section 21(a) and shall mean the Co-Issuers and the Owners and the Manager, respectively, as to Section 21(b). If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 21, the Indemnified Party will promptly notify the Indemnitor of the action or proceeding and describe the nature of the claim; provided, however, that any failure by such Indemnified Party to notify Indemnitor will not relieve Indemnitor from its obligations hereunder, except to the extent that such failure shall have actually prejudiced Indemnitor’s ability to eliminate or reduce any liability or the defense of any action. The Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be unreasonably withheld or refused. No Indemnified Party shall settle, compromise or consent to the entry of a judgment with respect to any pending or threatened claim, action or proceeding in respect of which indemnification can be sought under this Agreement without Indemnitor’s prior written consent, in its sole discretion.
(d)    The indemnities in this Section 21 shall survive the termination of this Agreement.
SECTION 22.   Other Management Agreements. The Owners hereby acknowledge and agree that the Manager may become a party to Other Management Agreements. Subject to the terms of the Transaction Documents, nothing in this Agreement shall in any way preclude the Manager or its Affiliates, subsidiaries, officers, employees and agents from engaging in any business activity; provided that in all cases the Manager shall perform its duties and obligations hereunder and the Obligors duties under the Transaction Documents in accordance with the Operation Standards; provided further, that the Manager shall not cause the Fund Manager, any general partner of a Managed Fund, or any other affiliate of the Managed Fund to violate any provisions of any Managed Fund LP Agreement or Investment Advisory Agreement.
SECTION 23.   Miscellaneous.
(a)    Amendments. No amendment, supplement, waiver or other modification of this Agreement shall be effective unless in writing and executed and delivered by the Manager, the Co-Issuers and the Owners; provided that, until the Indenture has been terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been paid in full, any material amendment, supplement, waiver or other modification of this Agreement shall also require the consent of the Indenture Trustee and the receipt of Rating Agency Confirmations, but shall not require the consent of any Noteholder. No failure by any party hereto to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver of any of the terms of this Agreement.
(b)    Notices. Any notice or other communication required or permitted hereunder shall be in writing and may be delivered personally or by commercial overnight carrier, telecopied or mailed (postage prepaid via the US postal service) to the applicable party at the following address (or at such other address as the party may designate in writing from time to time); however, any such notice or communication shall be deemed to be delivered only when actually received by the party to whom it is addressed:
(1)    To the Co-Issuers or any Owner:
c/o DigitalBridge Issuer, LLC
DigitalBridge Co-Issuer, LLC
750 Park of Commerce Drive Suite 210,
Boca Raton, Florida 33487
Attention: Director, Legal Department

(2)    To the Manager:
Colony Capital Investment Holdco, LLC
750 Park of Commerce Drive Suite 210,
Boca Raton, Florida 33487
Attention: Director, Legal Department

(c)    Assignment, Etc. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. None of the rights, interests, duties, or obligations created by this Agreement may be assigned, transferred, or delegated in whole or in part by the Manager or the Co-Issuers or any Owner, and any such purported assignment, transfer, or delegation shall be void; provided, however, that (i) the Co-Issuers and the Owners may assign this Agreement to the Indenture Trustee on behalf of the Noteholders and the other Secured Parties and grant a security interest in their rights and interests hereunder pursuant to the Indenture and the other Transaction Documents and (ii) the Manager may, in accordance with the Operation Standards, utilize the services of third-party service providers (including Affiliates of the Manager) to perform all or any portion of its Services hereunder. Notwithstanding the appointment of a third-party service provider, the Manager shall remain primarily liable to the Co-Issuers and the Owners to the same extent as if the Manager were performing the Services alone, and the Manager agrees that no additional compensation shall be required to be paid by the Co-Issuers or the Owners in connection with any such third-party service provider. The Manager hereby acknowledges that all of the rights of the Co-Issuers and the Owners hereunder have been assigned to the Indenture Trustee on behalf of the Noteholders and the other Secured Parties as collateral security for the Obligations. The Indenture Trustee is an intended third-party beneficiary of this Agreement.
(d)    Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties hereto, and no oral statements or prior written matter not specifically incorporated herein shall be of any force or effect. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.
(e)    Limitations on Liability.
(i)    Notwithstanding anything herein to the contrary, neither the Manager nor any director, officer, employee or agent of the Manager shall be under any liability to the Co-Issuers or Owners or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Manager against any liability to the Co-Issuers, the Owners or the Indenture Trustee for the material breach of a representation or warranty made by the Manager herein or against any liability which would otherwise be imposed on the Manager solely attributable to the Manager’s fraud, negligence or willful misconduct in the performance of the Services hereunder.
(ii)    No party will be liable to any other for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits, arising from the relationship of the parties or the conduct of business under, or breach of, this Agreement.
(iii)    Notwithstanding any other provision of this Agreement or any rights which the Manager might otherwise have at law, in equity, or by statute, any liability of the Co-Issuers or an Owner to the Manager shall be satisfied only from such Owner’s interest in the Collateral and the proceeds thereof, and then only to the extent that such Owner has funds available to satisfy such liability in accordance with the Indenture and the other Transaction Documents (any such available funds being hereinafter referred to as “Available Funds”). In the event the Available Funds of an Owner are insufficient to pay in full any such liabilities of an Owner, the excess of such liabilities over such Available Funds shall not constitute a claim (as defined in the United States Bankruptcy Code) against such Owner unless and until a proceeding of the type described in Section 23(j) is commenced against such Owner by a party other than the Manager.
(iv)    No officer, director, employee, agent, shareholder, member or Affiliate of any Owner or the Manager (except, in the case of an Owner, for Affiliates that are also Owners hereunder) shall in any manner be personally or individually liable for the obligations of any Owner or the Manager hereunder or for any claim in any way related to this Agreement or the performance of the Services.
(v)    The provisions of this Section 22(e) shall survive the termination of this Agreement (whether in whole or in part).
(f)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(g)    Litigation Costs. If any legal action or other proceeding of any kind is brought for the enforcement of this Agreement or because of a default, misrepresentation, or any other dispute in connection with any provision of this Agreement or the Services, the successful or prevailing party shall be entitled to recover all fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.
(h)    Confidentiality. Each party hereto agrees to keep confidential (and (a) to cause its respective officers, directors and employees to keep confidential and (b) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the parties hereto shall be permitted to disclose Information (i) to the extent required by the Transaction Documents, applicable laws and regulations or by any subpoena or similar legal process, (ii) as requested by any Rating Agency, (iii) to the extent the Manager reasonably determines disclosure is necessary or advisable to perform the Services, (iv) to the extent provided in any Offering Memorandum and (v) to the parties to the Indenture who are subject to the confidentiality provisions contained therein. For the purposes of this paragraph (h), the term “Information” shall mean the terms and provisions of this Agreement and all financial statements, certificates, reports, Records, agreements and information (including certain information with respect to the Managed Funds and certain analyses and compilations based on any of the foregoing) that relate to the Collateral or the Services, other than any of the foregoing that are or become publicly available other than by a breach of the confidentiality provisions contained herein.
(i)    Co-Issuers as Agent. Each of the Owners hereby appoints the Co-Issuers to serve as its representative and agent to act, make decisions, and grant any necessary consents or approvals hereunder, collectively, on behalf of such Owner. Each Owner hereby authorizes the Co-Issuers to take such action as agent on its behalf and to exercise such powers as are delegated to the Co-Issuers by the terms hereof, together with such powers as are reasonably incidental thereto.
(j)    No Petition. Prior to the date that is one year and one day after the date on which the Indenture has been terminated in accordance with its terms and all Obligations thereunder and under the other Transaction Documents have been paid in full, the Manager shall not institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof against the Co-Issuers or any Owner.
(k)    Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.
(l)    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.
Manager:
COLONY CAPITAL INVESTMENT HOLDCO, LLC

By: /s/ Ronald M. Sanders
    Name: Ronald M. Sanders
    Title: Vice President

Issuer:
DIGITALBRIDGE ISSUER, LLC, as Issuer

By: /s/ Ronald M. Sanders
    Name: Ronald M. Sanders
    Title: Vice President

Co-Issuer:
DIGITALBRIDGE CO-ISSUER, LLC, as Issuer

By: /s/ Ronald M. Sanders
    Name: Ronald M. Sanders
    Title: Vice President

Initial Owners:
DIGITALBRIDGE HOLDINGS 1, LLC, as Owner

By: /s/ Ronald M. Sanders
    Name: Ronald M. Sanders
    Title: Vice President

Signature Page to Management Agreement

DIGITALBRIDGE HOLDINGS 2, LLC, as Owner

By: /s/ Ronald M. Sanders
    Name: Ronald M. Sanders
    Title: Vice President
DIGITALBRIDGE HOLDINGS 3, LLC, as Owner

By: /s/ Ronald M. Sanders
    Name: Ronald M. Sanders
    Title: Vice President

Signature Page to Management Agreement